                                                                      Exhibit 21

              SUBSIDIARIES AND EQUITY ENTITIES OF THE REGISTRANT
                             (As of June 30,1998)


                                                   State or Country of
               Name                                Organization
               ----                                ------------
Alcoa Alumina & Chemicals, L.L.C.*                 Delaware
     Alcoa ACC Industrial Chemicals Ltd.           India
     Alcoa Kasei Limited                           Japan
     Alcoa Minerals of Jamaica, Inc., L.L.C.       Delaware
     Alcoa Steamship Company, Inc.                 New York
     Halco (Mining) Inc.                           Delaware
          Compagnie des Bauxites de Guinee         Delaware
     Lib-Ore Steamship                             Liberia
     Moralco Limited                               Japan
     St. Croix Alumia, L.L.C.                      Delaware
     Suriname Aluminum Company, L.L.C.             Delaware
Alcoa Brazil Holdings Company                      Delaware
     Alcoa Aluminio S.A.                           Brazil
Alcoa Building Products, Inc.**                    Ohio
Alcoa Closure Systems International, Inc.          Delaware
Alcoa Generating Corporation                       Indiana
Alcoa International Holdings Company               Delaware
     Alcoa Inter-America, Inc.                     Delaware
     Alcoa Japan Limited                           Japan
     Alcoa-Kofem Kft                               Hungary
     Alcoa Nederland Holding B.V.                  Netherlands
          Alcoa Inespal S.A.                       Spain
               Aluminio Espanol S.A.               Spain
               Alumina Espanola S.A.               Spain
               Inespal Metal S.A.                  Spain
          Alcoa International, S.A.                Switzerland
          Alcoa Italia S.p.A.                      Italy
          Alcoa Nederland B.V.                     Netherlands
          Norsk Alcoa A/S                          Norway
     Alcoa of Australia Limited                    Australia
          A.F.P. Pty. Limited                      Australia
               Hedges Gold Pty. Ltd.               Australia
          Alcoa of Australia (Asia) Limited.       Hong Kong
     Alcoa Russia, Inc.                            Delaware
     Asian-American Packaging Systems Co., Ltd.    China
     Kobe Alcoa Transportation Products, Ltd.      Japan
     Unified Accord SDN. BHD.                      Malaysia

* Registered to do business in California, Florida, Georgia, Louisiana, North Carolina, Pennsylvania and Texas under the name of Alcoa Industrial Chemicals.
**   Registered to do business in Ohio under the name of Mastic.


               Name                               State or Country of
               ----                               Organization
                                                  ------------
Alcoa Laudel, Inc.                                Delaware
Alcoa Manufacturing (G.B.) Limited                England
Alcoa Properties, Inc.                            Delaware
     Alcoa South Carolina, Inc.                   Delaware
Alcoa Recycling Company, Inc.                     Delaware
Alcoa Securities Corporation                      Delaware
     Alcoa Automotive Structures, Inc.            Delaware
     Alcoa Brite Products, Inc.                   Delaware
     Alcoa Fujikura Ltd.                          Delaware
          Stribel GmbH                            Germany
          Michels GmbH                            Germany
     Alcoa Kobe Transportation Products, Inc.     Delaware
     Alcoa Nederland Finance B.V.                 Netherlands
          Alcoa Automotive Structures GmbH        Germany
               Alcoa Chemie GmbH                  Germany
               Alcoa Deutschland GmbH             Germany
               Alcoa Extrusions Hannover
               GmbH & Co., KG                     Germany
               Alcoa Chemie Nederland B.V.        Netherlands
               Alcoa Moerdijk B.V.                Netherlands
     Alcoa Packaging Machinery, Inc.              Delaware
     ASC Alumina, Inc.                            Delaware
     B & C Research, Inc.                         Ohio
     Halethorpe Extrusions, Inc.                  Delaware
     H-C Industries de Mexico, S.A. de C.V.       Mexico
     Northwest Alloys, Inc.                       Delaware
     Pimalco, Inc.                                Arizona
     Three Rivers Insurance Company               Vermont
     Tifton Aluminum Company, Inc.                Delaware
Alcoa (Shanghai) Aluminum Products
     Company Limited                              China
Alumax Inc.                                       Delaware
AMX Acquisition Corp.                             Delaware
Capsulas Metalicas, S.A.                          Spain
Gulf Closures W.L.L.                              Bahrain
Shibazaki Seisakusho Limited                      Japan
Tapoco, Inc.                                      Tennessee
Yadkin, Inc.                                      North Carolina

The names of certain subsidiaries and equity entities which, considered in the aggregate, would not constitute a significant subsidiary, have been omitted from the above list.

                                                            State or Country of
               Name                                         Organization
               ----                                         ------------
Alcoa Laudel, Inc.                                          Delaware
Alcoa Manufacturing (G.B.) Limited                          England
Alcoa Properties, Inc.                                      Delaware
     Alcoa South Carolina, Inc.                             Delaware
Alcoa Recycling Company, Inc.                               Delaware
Alcoa Securities Corporation                                Delaware
     Alcoa Automotive Structures, Inc.                      Delaware
     Alcoa Brite Products, Inc.                             Delaware
     Alcoa Fujikura Ltd.                                    Delaware
          Stribel GmbH                                      Germany
          Michels GmbH                                      Germany
     Alcoa Kobe Transportation Products, Inc.               Delaware
     Alcoa Nederland Finance B.V.                           Netherlands
          Alcoa Automotive Structures GmbH                  Germany
               Alcoa Chemie GmbH                            Germany
               Alcoa Deutschland GmbH                       Germany
               Alcoa Extrusions Hannover GmbH & Co., KG     Germany
          Alcoa Chemie Nederland B.V.                       Netherlands
          Alcoa Moerdijk B.V.                               Netherlands
     Alcoa Packaging Machinery, Inc.                        Delaware
     ASC Alumina, Inc.                                      Delaware
     B & C Research, Inc.                                   Ohio
     Halethorpe Extrusions, Inc.                            Delaware
     H-C Industries de Mexico, S.A. de C.V.                 Mexico
     Northwest Alloys, Inc.                                 Delaware
     Pimalco, Inc.                                          Arizona
     Three Rivers Insurance Company                         Vermont
     Tifton Aluminum Company, Inc.                          Delaware
Alcoa (Shanghai) Aluminum Products Company Limited          China
Alumax Inc.                                                 Delaware
AMX Acquisition Corp.                                       Delaware
Capsulas Metalicas, S.A.                                    Spain
Gulf Closures W.L.L.                                        Bahrain
Shibazaki Seisakusho Limited                                Japan
Tapoco, Inc.                                                Tennessee
Yadkin, Inc.                                                North Carolina

The names of certain subsidiaries and equity entities which, considered in the aggregate, would not constitute a significant subsidiary, have been omitted from the above list.